U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2009.

American Capital Agency Corp.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34057	26-1701984
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 14th Floor Bethesda, MD 20814

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (301) 968-9300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01	Other Events.

On July 14, 2009, American Capital Agency Corp. (the “Company”), American Capital Agency Management, LLC (the “Manager”) and American Capital, Ltd. (the “Selling Stockholder”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc. (the “Underwriter”) relating to the sale by Selling Stockholder of 2,500,000 shares of the Company’s common stock to the Underwriter at a purchase price of $20.19 per share. The Company agreed to indemnify the Underwriter against certain specified types of liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments the underwriter may be required to make in respect of these liabilities. In the ordinary course of business, the Underwriter or its affiliates have engaged and may in the future engage in various financing, commercial banking and investment banking services with, and provide financial advisory services to, the Company and its affiliates for which it has received or may receive customary fees and expenses.

The Underwriting Agreement is filed as Exhibit 1.1 to this Report, and the description of the material terms of the Underwriting Agreement in this Item 8.01 is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The Underwriting Agreement is filed as an exhibit for incorporation by reference to the Company’s Registration Statement on Form S-3 (No. 333-159650).

Exhibit Number	Exhibit

1.1	Underwriting Agreement, dated July 14, 2009, by and among American Capital Agency Corp., American Capital Agency Management, LLC, American Capital, Ltd. and Deutsche Bank Securities Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL AGENCY CORP.

Dated: July 20, 2009	By:	/s/ SAMUEL A. FLAX
Samuel A. Flax
Executive Vice President and Secretary